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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM 8-K


                                 CURRENT REPORT

                          PURSUANT TO SECTION 13 OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         ------------------------------


        Date of Report (Date of earliest event reported): April 25, 2000



                              CARVER BANCORP, INC.
             (Exact name of registrant as specified in its charter)


    DELAWARE                     0-21487                     13-3904174
(State or other                (Commission                 (IRS Employer
jurisdiction of                File Number)                Identification No.)
incorporation)


                              75 WEST 125TH STREET
                          NEW YORK, NEW YORK 10027-4512
                                 (212) 876-4747
          (Address of principal executive offices, including zip code)


       Registrant's telephone number, including area code: (212) 876-4747


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)






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ITEMS 1-4, 6, 8 AND 9.     NOT APPLICABLE.

ITEM 5.                    OTHER EVENTS.

         On April 25, 2000, Carver Bancorp, Inc. ("Carver"), announced the ruling of the Chancery Court of Delaware in connection with a partial summary judgment motion in the action encaptioned BBC CAPITAL MARKET, INC. VS. CARVER BANCORP, INC. ET AL. Carver's press release, dated April 25, 2000, is attached hereto as Exhibit 99, and is incorporated herein by reference.

         The original action was filed on January 19, 2000 in connection with Carver's issuance of two series of convertible voting preferred stock to Morgan Stanley & Co. Inc. and Provender Opportunities Fund, L.P. on January 11, 2000 and the annual meeting of Carver's stockholders for the fiscal year ended March 31, 1999. In part, BBC Capital Market, Inc., the plaintiff in the action and holder of approximately 7.38% of Carver's outstanding shares (based on publicly available information), seeks the placement of its two nominees, Kevin Cohee and Teri Williams, on Carver's Board of Directors and also seeks to rescind the issuance of the preferred stock.


ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS.



          EXHIBIT NO.                       DESCRIPTION
          -----------                       -----------
               99 Press Release, dated April 25, 2000, announcing ruling




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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       CARVER BANCORP, INC.


                                       By: /s/ Deborah C. Wright
                                          -----------------------------
                                          Deborah C. Wright
                                          President and Chief Executive Officer


Date:    April 26, 2000